EXHIBIT 2.1


                          AGREEMENT AND PLAN OF MERGER

                                  dated as of

                                 June 28, 2000

                                     among

                           CENTRAL NEWSPAPERS, INC.,

                               GANNETT CO., INC.,

                                      and

                       PACIFIC AND SOUTHERN INDIANA CORP.


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                               TABLE OF CONTENTS

                             ----------------------

                                                                           PAGE
                                                                           ----
                                   ARTICLE 1
                                  DEFINITIONS

SECTION 1.01.  Definitions...................................................1

                                   ARTICLE 2
                                   THE OFFER

SECTION 2.01.  The Offer.....................................................6
SECTION 2.02.  Company Action................................................9
SECTION 2.03.  Directors....................................................10

                                   ARTICLE 3
                                   THE MERGER

SECTION 3.01.  The Merger...................................................12
SECTION 3.02.  Conversion of Company Stock..................................12
SECTION 3.03.  Surrender and Payment........................................13
SECTION 3.04.  Dissenting Shares............................................14
SECTION 3.05.  Stock Options................................................14
SECTION 3.06.  Restricted Stock.............................................15
SECTION 3.07.  Adjustments..................................................15
SECTION 3.08.  Withholding Rights...........................................15
SECTION 3.09.  Lost Certificates............................................15

                                   ARTICLE 4
                           THE SURVIVING CORPORATION

SECTION 4.01.  Certificate of Incorporation.................................15
SECTION 4.02.  Bylaws ......................................................16
SECTION 4.03.  Directors and Officers.......................................16

                                   ARTICLE 5
                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY

SECTION 5.01.  Corporate Existence and Power................................16
SECTION 5.02.  Corporate Authorization......................................16
SECTION 5.03.  Governmental Authorization...................................17
SECTION 5.04.  Non-contravention............................................17

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                                                                           PAGE
                                                                           ----
SECTION 5.05.  Capitalization...............................................18
SECTION 5.06.  Subsidiaries.................................................19
SECTION 5.07.  SEC Filings..................................................19
SECTION 5.08.  Financial Statements.........................................20
SECTION 5.09.  Disclosure Documents.........................................20
SECTION 5.10.  Absence of Certain Changes...................................20
SECTION 5.11.  No Undisclosed Material Liabilities..........................21
SECTION 5.12.  Compliance with Laws and Court Orders........................21
SECTION 5.13.  Litigation...................................................21
SECTION 5.14.  Finders' Fees................................................21
SECTION 5.15.  Opinion of Financial Advisor.................................22
SECTION 5.16.  Taxes  ......................................................22
SECTION 5.17.  Employee Benefit Plans.......................................23
SECTION 5.18.  Environmental Matters........................................25
SECTION 5.19.  Intellectual Property........................................26

                                   ARTICLE 6
                    REPRESENTATIONS AND WARRANTIES OF PARENT

SECTION 6.01.  Corporate Existence and Power................................26
SECTION 6.02.  Corporate Authorization......................................26
SECTION 6.03.  Governmental Authorization...................................27
SECTION 6.04.  Non-contravention............................................27
SECTION 6.05.  Disclosure Documents.........................................27
SECTION 6.06.  Financing....................................................27

                                   ARTICLE 7
                            COVENANTS OF THE COMPANY

SECTION 7.01.  Conduct of the Company.......................................28
SECTION 7.02.  Stockholder Meeting; Proxy Material; Merger Without
                 Stockholder Meeting........................................30
SECTION 7.03.  Access to Information........................................30
SECTION 7.04.  No Solicitation; Other Offers................................31

                                   ARTICLE 8
                              COVENANTS OF PARENT

SECTION 8.01.  Confidentiality..............................................33
SECTION 8.02.  Obligations of Merger Subsidiary.............................34
SECTION 8.03.  Company Stockholder Meeting..................................34
SECTION 8.04.  Director and Officer Liability...............................34

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                                                                           PAGE
                                                                           ----
SECTION 8.05.  Employee Matters.............................................35

                                   ARTICLE 9
                      COVENANTS OF PARENT AND THE COMPANY

SECTION 9.01.  Best Efforts.................................................37
SECTION 9.02.  Certain Filings..............................................37
SECTION 9.03.  Public Announcements.........................................37
SECTION 9.04.  Further Assurances...........................................38
SECTION 9.05.  Notices of Certain Events....................................38

                                   ARTICLE 10
                            CONDITIONS TO THE MERGER

SECTION 10.01.  Conditions to Obligations of Each Party.....................38

                                   ARTICLE 11
                                  TERMINATION

SECTION 11.01.  Termination.................................................39
SECTION 11.02.  Effect of Termination.......................................40

                                   ARTICLE 12
                                 MISCELLANEOUS

SECTION 12.01.  Notices.....................................................40
SECTION 12.02.  Non-Survival of Representations and Warranties..............42
SECTION 12.03.  Amendments; No Waivers......................................42
SECTION 12.04.  Expenses....................................................42
SECTION 12.05.  Successors and Assigns......................................43
SECTION 12.06.  Governing Law...............................................43
SECTION 12.07.  Jurisdiction................................................43
SECTION 12.08.  WAIVER OF JURY TRIAL........................................44
SECTION 12.09.  Counterparts; Effectiveness; Benefit........................44
SECTION 12.10.  Entire Agreement............................................44
SECTION 12.11.  Captions....................................................44
SECTION 12.12.  Severability................................................44
SECTION 12.13.  Specific Performance........................................45

                                      iii
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                          AGREEMENT AND PLAN OF MERGER

     AGREEMENT AND PLAN OF MERGER dated as of June 28, 2000, among Central Newspapers, Inc., an Indiana corporation (the "Company"), Gannett Co., Inc., a Delaware corporation ("Parent"), and Pacific and Southern Indiana Corp., an Indiana corporation and a wholly-owned subsidiary of Parent ("Merger Subsidiary").

     WHEREAS, the respective Boards of Directors of Parent, Merger Subsidiary and the Company have approved this Agreement, the Offer and the Merger (as defined below) and deem it advisable and in the best interests of their respective stockholders to consummate the Offer and the Merger on the terms and conditions set forth herein;

     WHEREAS, as a condition to Parent entering into this Agreement, Parent has required that, immediately prior to the execution and delivery of this Agreement, Parent, Merger Subsidiary and the Eugene C. Pulliam Trust (the "Trust"), a significant stockholder of the Company, enter into a voting and tender agreement (the "Voting Agreement") pursuant to which the Trust agrees to vote its shares of Company Stock in favor of the Merger and tender Company Class B Stock in connection with the Offer; and

     WHEREAS, prior to the execution and delivery of the Voting Agreement and this Agreement, the Board of Directors of the Company has duly amended its bylaws to provide that the entry by the Trust, Parent and Merger Subsidiary into the Voting Agreement and the acquisition of the Company Stock by Parent or Merger Subsidiary will not be subject to the Indiana control share acquisition statutes (i.e., Chapter 42 of the Indiana Business Corporation Law).

     NOW, THEREFORE, the parties hereto agree as follows:

                                   ARTICLE 1
                                  DEFINITIONS

     SECTION 1.01. Definitions. (a) The following terms, as used herein, have the following meanings:

     "Affiliate" means, with respect to any Person, any other Person directly or indirectly controlling, controlled by or under common control with such Person.

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     "Benefit Arrangement" means any employment, severance or similar contract or arrangement providing for compensation, bonus, profit-sharing, or other forms of incentive or deferred compensation, health or medical benefits, disability benefits, severance benefits and post-employment or retirement benefits (including compensation, pension, health, medical or life insurance or other benefits) that (i) is not an Employee Plan, (ii) is entered into, maintained, administered or contributed to, as the case may be, by the Company or any of its Affiliates and (iii) covers any employee or former employee of the Company or any of its Subsidiaries.

     "Business Day" means a day other than Saturday, Sunday or other day on which commercial banks in New York, New York are authorized or required by law to close.

     "Code" means the Internal Revenue Code of 1986.

     "Company Balance Sheet" means the consolidated balance sheet of the Company as of December 26, 1999 and the footnotes thereto set forth in the Company 10-K.

     "Company Balance Sheet Date" means December 26, 1999.

     "Company Class A Stock" means the shares of Class A Common Stock, no par value, of the Company.

     "Company Class B Stock" means the shares of Class B Common Stock, no par value, of the Company.

     "Company Intellectual Property Rights" means all material Intellectual Property Rights owned or licensed and used or held for use by the Company or any of its Subsidiaries.

     "Company Stock" means the Company Class A Stock and the Company Class B Stock.

     "Company 10-K" means the Company's annual report on Form 10-K for the fiscal year ended December 26, 1999.

     "Employee Plan" means any "employee benefit plan", as defined in Section 3(3) of ERISA, that (i) is subject to any provision of ERISA, (ii) is maintained, administered or contributed to by the Company or any of its Affiliates and (iii) covers any employee or former employee of the Company or any of its Subsidiaries.

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     "Environmental Laws" means any federal, state, local or foreign law, regulation, rule, order or decree, in each case as in effect on the date hereof, that has as its principal purpose the protection of the environment.

     "Environmental Permits" means all permits, licenses, certificates or approvals necessary for the operation of the Company or any of its Subsidiaries as currently conducted to comply with all applicable Environmental Laws.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

     "ERISA Affiliate" means any entity that, together with the Company, would be treated as a single employer under Section 414 of the Code.

     "HSR Act" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976.

     "Indiana Law" means the Indiana Business Corporation Law.

     "Intellectual Property Right" means any trademark, service mark, trade name, mask work, invention, patent, trade secret, copyright, know-how (including any registrations or applications for registration of any of the foregoing) or any other similar type of proprietary intellectual property right.

     "Lien" means, with respect to any property or asset, any mortgage, lien, pledge, charge, security interest, encumbrance or other adverse claim of any kind in respect of such property or asset. For purposes of this Agreement, a Person shall be deemed to own subject to a Lien, any property or asset that it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement relating to such property or asset.

     "Material Adverse Effect" means, (a) with respect to any Person, a material adverse effect on the condition (financial or otherwise), business, assets or results of operations of such Person and its Subsidiaries, taken as a whole, except any such effect resulting from or arising in connection with: (i) changes in circumstances or conditions generally affecting the industry in which such Person operates, (ii) changes in general economic or business conditions or in financial markets in the United States or in the markets in which such Person operates, or (iii) this Agreement or the transactions contemplated hereby or the announcement hereof, and (b), without limiting the foregoing, with respect to the condition in paragraph (d) of Annex A hereto insofar as it pertains to the Company's representations and warranties in
Section 5.02 and 5.05 of this Agreement, one or

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more failures of such representations and warranties to be true and correct that, individually or in the aggregate, would reasonably be expected to make the Offer or the Merger more costly to Merger Subsidiary or Parent by an amount that is material in the context of the entirety of the transactions contemplated hereby (a "Specified Failure") and any such Specified Failure or Specified Failures shall for the purposes of this subparagraph (b) be deemed to have a Material Adverse Effect on the Company.

     "1933 Act" means the Securities Act of 1933.

     "Option" means the option to purchase shares of Company Class B Stock granted under Section 3.01(b) of the Voting Agreement.

     "1934 Act" means the Securities Exchange Act of 1934.

     "Person" means an individual, corporation, partnership, limited liability company, association, trust or other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

     "SEC" means the Securities and Exchange Commission.

     "Subsidiary" means, with respect to any Person, any entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at any time directly or indirectly owned by such Person.

     "Third Party" means any Person, as defined in Section 13(d) of the 1934 Act, other than Parent or any of its Affiliates.

     Any reference in this Agreement to a statute shall be to such statute, as amended from time to time, and to the rules and regulations promulgated thereunder.

     (b) Each of the following terms is defined in the Section set forth opposite such term:

          Term                                         Section
          ----                                         -------
          Acquisition Proposal.....................     7.04
          Certificates.............................     3.03
          Class A Offer Price......................     2.01
          Class B Offer Price......................     2.01
          Company Disclosure Schedule..............   Article 5
          Company Employees........................     8.05

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          Company Proxy Statement..................     5.09
          Company SEC Documents....................     5.07
          Company Securities.......................     5.05
          Company Stockholder Approval.............     5.02
          Company Stockholder Meeting..............     7.02
          Company Stock Option.....................     3.05
          Company Subsidiary Securities............     5.06
          Confidentiality Agreement................     7.03
          Constructive Satisfaction of the Minimum
             Condition.............................     2.01
          Continuing Directors.....................     2.03
          Cutoff Date..............................     7.04
          DLJ......................................     2.02
          DLJ Fairness Opinion.....................     2.02
          Effective Time...........................     3.01
          Exchange Agent...........................     3.03
          GAAP.....................................     5.08
          HSR Condition............................    Annex A
          Indemnified Person.......................     8.04
          Initial Expiration Date..................     2.01
          IRS......................................     5.16
          Material Assets..........................     9.01
          Merger...................................     3.01
          Merger Consideration.....................     3.02
          Minimum Condition........................     2.01
          Non-Union Company Employees..............     8.05
          Union Employees..........................     8.05
          Offer....................................     2.01
          Offer Completion Date....................     7.02
          Offer Documents..........................     2.01
          Offer Price..............................     2.01
          PCBs.....................................     5.18
          RCRA.....................................     5.18
          Schedule 14D-9...........................     2.02
          Schedule TO..............................     2.01
          Specified Failure........................     1.01
          Superior Proposal........................     7.04
          Surviving Corporation....................     3.01
          Tax Return...............................     5.16
          Taxes....................................     5.16
          Taxing Authority.........................     5.16
          Termination Fee..........................    12.04
          Transactions.............................     2.02

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                                   ARTICLE 2
                                   THE OFFER

     SECTION 2.01. The Offer. (a) Provided that this Agreement shall not have been terminated in accordance with Article 11 and none of the events set forth in Annex A hereto shall have occurred or be existing, Merger Subsidiary shall, and Parent shall cause Merger Subsidiary to, as promptly as practicable after the date hereof (but in no event later than the fifth Business Day after the public announcement of the terms of this Agreement), commence (within the meaning of Rule 14d-2(a) of the 1934 Act), an offer (the "Offer") to purchase
(x) any and all of the outstanding shares of Company Class A Stock for a purchase price of $64.00 per share (the "Class A Offer Price") and (y) any and all (subject to the Minimum Condition (as defined below)) of the outstanding shares of Company Class B Stock for a purchase price of $6.40 per share (the "Class B Offer Price" and, together with the Class A Offer Price, the "Offer Price"), in each case, net to the seller in cash, subject to reduction for any applicable withholding taxes and, but only if such payment is to be made other than to the registered holder, any applicable stock transfer taxes payable by such holder. The Offer will be made pursuant to an Offer to Purchase and related Letter of Transmittal containing the terms and conditions set forth in this Agreement. The initial expiration date of the Offer shall be the twentieth Business Day from and after the date the Offer is commenced (the "Initial Expiration Date"). The obligation of Merger Subsidiary to accept for payment, purchase and pay for any shares of Company Stock tendered pursuant to the Offer shall be subject, except as provided in Section 2.01(b), only to the satisfaction of (i) the condition that at least 45,815,000 shares of Company Class B Stock (subject to adjustment for stock splits, stock dividends, recapitalizations and similar events) (less any shares of Company Class B Stock owned by Parent or Merger Subsidiary or any Affiliate of Parent or Merger Subsidiary on the date such shares are purchased pursuant to the Offer) have been validly tendered and not withdrawn prior to the expiration of the Offer (the "Minimum Condition") and (ii) the other conditions set forth in Annex A hereto; provided, however, that Merger Subsidiary expressly reserves the right to waive any of the conditions to the Offer (other than the Minimum Condition) and to make any change in the terms or conditions of the Offer (other than the Minimum Condition) in its sole discretion, subject to Section 2.01(b). Notwithstanding the previous sentence, Merger Subsidiary may waive the Minimum Condition so long as (x) it has irrevocably waived all other conditions to the Offer (and may, as a legal matter, irrevocably waive such conditions and otherwise purchase shares of Company Stock pursuant to the Offer), (y) Parent has irrevocably exercised or irrevocably committed to exercise the Option and
(z) the shares of Company Stock acquired pursuant to the Offer and through such

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Option exercise would satisfy the Minimum Condition (such event being referred to as a "Constructive Satisfaction of the Minimum Condition").

     (b) Without the prior written consent of the Company, neither Parent nor Merger Subsidiary will (i) decrease the price per share of Company Class A Stock or Company Class B Stock payable in the Offer, (ii) decrease the number of shares of Company Class A Stock or Company Class B Stock sought in the Offer, (iii) change the form of consideration payable in the Offer, (iv) impose conditions to the Offer in addition to those set forth in Section 2.01(a) and Annex A, (v) except as provided below or required by any rule, regulation, interpretation or position of the SEC applicable to the Offer, change the expiration date of the Offer, or (vi) otherwise amend or change any term or condition of the Offer in a manner adverse to the holders of shares of Company Class A Stock or Company Class B Stock. Notwithstanding anything in this Agreement to the contrary, without the consent of the Company, Merger Subsidiary shall have the right to extend the Offer beyond the Initial Expiration Date in the following events: (i) from time to time, but in no event later than the date which is 60 days from the Initial Expiration Date, if, at the Initial Expiration Date (or extended expiration date of the Offer, if applicable), any of the conditions to the Offer (other than the Minimum Condition to which this clause does not apply) shall not have been satisfied or waived, until such conditions are satisfied or waived; (ii) for any period required by any rule, regulation, interpretation or position of the SEC or the staff thereof applicable to the Offer or any period required by applicable law;
(iii) if all conditions to the Offer other than the Minimum Condition are satisfied or waived, for one or more periods not to exceed ten (10) business days each (but no more than an aggregate of thirty (30) business days for all such extensions); or (iv) if all of the conditions to the Offer are satisfied or waived but the number of shares of each class of Company Stock validly tendered and not withdrawn is less than ninety percent (90%) of the then outstanding number of shares of each class of Company Stock, for an aggregate period not to exceed twenty (20) business days (for all such extensions), provided that Merger Subsidiary shall accept and promptly pay for all securities tendered prior to the date of such extension and shall waive any condition to the consummation of the Merger other than the condition in Section 10.01(c) that may fail to be satisfied during such extension. In addition, Parent and Merger Subsidiary agree that notwithstanding clause (iii) of the previous sentence, Merger Subsidiary may, and if requested by the Company shall, from time to time extend the Offer, if at the Initial Expiration Date (or any extended expiration date of the Offer, including pursuant to this sentence, if applicable), no conditions to the Offer other than the Minimum Condition, the HSR Condition (as defined in Annex A) and/or the conditions set forth in clause (a) or clause (b) of Annex A shall excuse performance by Merger Subsidiary under Annex A, until the earlier of ten (10) business days after such previously scheduled expiration date or March 31, 2001; provided that the

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Company will not make such a request where a Constructive Satisfaction of the
Minimum Condition exists. Upon the prior satisfaction or waiver of all the conditions to the Offer and subject to the terms and conditions of this Agreement, Merger Subsidiary will, and Parent will cause Merger Subsidiary to, accept for payment, purchase and pay for, in accordance with the terms of the Offer, all shares of Company Stock validly tendered and not withdrawn pursuant to the Offer as soon as reasonably practicable after the expiration of the Offer. Parent shall provide or cause to be provided to Merger Subsidiary on a timely basis the funds necessary to accept for payment, and pay for, any shares of Company Stock that Merger Subsidiary becomes obligated to accept for payment, and pay for, pursuant to the Offer.

     (c) As soon as reasonably practicable on the date of commencement of the Offer, Parent and Merger Subsidiary shall file or cause to be filed with the SEC a Tender Offer Statement on Schedule TO (together with any amendments or supplements thereto, the "Schedule TO") with respect to the Offer. Parent and Merger Subsidiary agree that the Schedule TO will comply as to form and content in all material respects with the applicable provisions of the federal securities laws, shall not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading, and will contain the offer to purchase and form of the related letter of transmittal (such Schedule TO and such documents included therein pursuant to which the Offer will be made, together with any supplements or amendments thereto, the "Offer Documents"). Parent and the Company each agree to correct promptly any information provided by it for use in the Offer Documents if and to the extent that such information shall have become false or misleading in any material respect and to supplement the information provided by it specifically for use in the Schedule TO or the other Offer Documents to include any information that shall become necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Parent and Merger Subsidiary agree to take all steps necessary to cause the Offer Documents as so corrected or supplemented to be filed with the SEC and be disseminated to holders of shares of Company Stock, in each case, as and to the extent required by applicable federal securities laws. The Company and its counsel shall be given a reasonable opportunity to review and comment on the Offer Documents prior to their being filed with the SEC. Parent and Merger Subsidiary agree to provide to the Company and its counsel any comments or other communications which Parent, Merger Subsidiary or their counsel may receive from the Staff of the SEC with respect to the Offer Documents promptly after receipt thereof.

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


     SECTION 2.02. Company Action. (a) The Company hereby consents to the Offer and represents and warrants that its Board of Directors, at a meeting duly called and held, has unanimously (i) determined that this Agreement and its contemplated transactions, including the Offer, the Merger, and the purchase of shares of Company Stock contemplated by the Offer (the "Transactions"), are advisable and fair to and in the best interests of the Company and the Company's shareholders, (ii) approved and adopted this Agreement and the Transactions, including the Offer, the Merger, and the purchase of shares of Company Stock contemplated by the Offer, in accordance with the requirements of the Indiana Law, which approval satisfies in full the requirements of prior approval contained in Sections 23-1-40-1, 23-1-43-18 and 23-1-43-19(1) of the Indiana Law, (iii) taken all requisite action to amend, and has duly and validly amended, the Company's bylaws to provide that Chapter 42 of the Indiana Law does not apply to control share acquisitions of shares of Company Stock (including, without limitation, by Parent or Merger Subsidiary pursuant to the Offer or the Merger) and (iv) resolved, subject to Section 7.04 to recommend that the shareholders of the Company accept the Offer, tender their shares of Company Stock pursuant to the Offer and approve and adopt this Agreement and the Merger. The Company hereby consents to the inclusion in the Offer Documents, the Schedule 14D-9 (as defined below) and the Proxy Statement (as defined below) (if any) of such recommendation of the Board of Directors. The Company represents and warrants that the Board of Directors has received the written opinion (the "DLJ Fairness Opinion") of Donaldson, Lufkin & Jenrette Securities Corporation ("DLJ"), stating that as of the date of such opinion, the proposed consideration to be received by the holders of shares of Company Stock pursuant to the Offer and the Merger is fair to such holders from a financial point of view. The Company has been authorized by DLJ to permit, subject to the prior review and consent by DLJ (such consent not to be unreasonably withheld), the inclusion of the DLJ Fairness Opinion (or a reference thereto) in the Offer Documents and the Schedule 14D-9.

     (b) The Company will cause its transfer agent promptly to furnish Parent and Merger Subsidiary with a list of the Company's shareholders, mailing labels and any available listing or computer file containing the names and addresses of all record holders of shares of Company Stock and lists of securities positions of shares of Company Stock held in stock depositories and to provide to Parent and Merger Subsidiary such additional information (including, without limitation, updated lists of shareholders, mailing labels and lists of securities positions) and such other assistance as Parent or Merger Subsidiary or their agents may reasonably request in connection with the Offer. Subject to the requirements of applicable law, and except for such steps as are necessary to disseminate the Offer Documents and any other documents necessary to consummate the Transactions, Parent and Merger Subsidiary and each of their affiliates, associates and agents will hold in confidence the information contained in any such labels, listings and files, will use such information only in connection with the Offer and the Merger and, if this Agreement is terminated, will deliver, and will cause their agents to deliver, to the Company all copies and any extracts or summaries from such information then in their possession or control.

     (c) As soon as reasonably practicable on the date of commencement of the Offer, the Company shall file with the SEC and disseminate to holders of shares of Company Stock, in each case as and to the extent required by applicable federal securities laws, a Solicitation/Recommendation Statement on Schedule 14D-9 (together with any amendments or supplements thereto, the "Schedule l4D-9") that shall reflect the recommendation of the Board of Directors referred to in clause (iv) of Section 2.02(a) hereof. The Company and Parent each agrees promptly to correct any information provided by it for use in the
Schedule 14D-9 if and to the extent that it shall have become false or misleading in any material respect and to supplement the information provided by it specifically for use in the Schedule 14D-9 to include any information that shall become necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The Company agrees to take all steps necessary to cause the Schedule 14D-9 as so corrected or supplemented to be filed with the SEC and to be disseminated to holders of shares of Company Stock, in each case, as and to the extent required by applicable federal securities laws. Parent and its counsel shall be given a reasonable opportunity to review and comment on the Schedule 14D-9 prior to its being filed with the SEC. The Company agrees to provide to Parent and Merger Subsidiary and their counsel any comments or other communications which the Company or its counsel may receive from the staff of the SEC with respect to the Schedule 14D-9 promptly after receipt thereof. Parent, Merger Subsidiary and the Company each hereby agree to provide promptly such information necessary to preparation of the exhibits and schedules to the Schedule 14D-9 and the Offer Documents which the respective party responsible therefor will reasonably request.

     SECTION 2.03. Directors. (a) Promptly following the purchase of and payment for a number of shares of Company Stock that satisfies the Minimum Condition, and from time to time thereafter, Merger Subsidiary shall be entitled to designate the number of directors, rounded up to the next whole number, on the Board of Directors of the Company that equals the product of (i) the total number of directors on the Board of Directors of the Company (giving effect to the election of any additional directors pursuant to the Section) and
(ii) the percentage that the voting power of shares of Company Stock beneficially owned by Parent and Merger Subsidiary (including shares of Company Stock paid for pursuant to the Offer or the Option), upon such acceptance for payment, bears to the total voting power of shares of Company Stock outstanding, and the Company shall take all action within its power to cause Merger Subsidiary's designees to be

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elected or appointed to the Board of Directors of the Company, including, without limitation, increasing the number of directors, and seeking and accepting resignations of incumbent directors. At such time, the Company will also, upon request of Parent or Merger Subsidiary, use its best efforts to cause individual directors designated by Merger Subsidiary to constitute the number of members, rounded up to the next whole number, on (i) each committee of the Board of Directors of the Company other than any such committee of such Board of Directors established to take action under this Agreement and (ii) each Board of Directors of each Subsidiary of the Company, and each committee thereof, that represents the same percentage as such individuals represented on the Board of Directors. Notwithstanding the foregoing, in the event that Merger Subsidiary's designees are to be appointed or elected to the Board of Directors, until the Effective Time (as defined below), such Board of Directors shall have at least two directors (x) who are directors on the date of this Agreement or otherwise not Affiliates of Parent and (y) who are not officers of the Company (the "Continuing Directors"); provided that in the event that the number of Continuing Directors shall be reduced below two for any reason whatsoever, any remaining Continuing Directors (or Continuing Director, if there shall be only one remaining) shall be entitled to designate persons to fill such vacancies who shall be deemed to be Continuing Directors for purposes of this Agreement.

     (b) The Company's obligations to appoint Merger Subsidiary's designees to the Board of Directors shall be subject to Section 14(f) of the 1934 Act and Rule 14f-1 promulgated thereunder. The Company shall promptly take all actions and shall include in the Schedule 14D-9 such information with respect to the Company and its officers and directors (or an amendment thereof or an information statement pursuant to Rule 14f-1 if Merger Subsidiary has not theretofore designated directors), as Section 14(f) and Rule 14f-1 require in order to fulfill its obligations under this Section. Parent and Merger Subsidiary shall supply to the Company, and be solely responsible for, any information with respect to themselves and their nominees, officers, directors and affiliates required by Section 14(f) and Rule 14f-1.

     (c) Following the election or appointment of Merger Subsidiary's designees pursuant to Section 2.03(a) and until the Effective Time, the approval of the Continuing Directors shall be required to authorize (and such authorization shall constitute the authorization of the Company's Board of Directors and no other action on the part of the Company, including any action by any other directors of the Company, shall be required to authorize) any termination of this Agreement by the Company, any amendment of this Agreement requiring action by the Company's Board of Directors, any amendment of the certificate of incorporation or bylaws of the Company, any extension of time for performance of any obligation or action hereunder or under the Offer by Parent or Merger

Subsidiary, any waiver of compliance with, or enforcement of, any of the agreements or conditions contained herein, or under the Offer for the benefit of the Company and any material transaction with Parent, Merger Subsidiary or any affiliate thereof.

                                   ARTICLE 3
                                   THE MERGER

     SECTION 3.01. The Merger. (a) At the Effective Time, Merger Subsidiary shall be merged (the "Merger") with and into the Company in accordance with Indiana Law, whereupon the separate existence of Merger Subsidiary shall cease, and the Company shall be the surviving corporation (the "Surviving Corporation").

     (b) As soon as practicable after satisfaction or, to the extent permitted hereunder, waiver of all conditions to the Merger, the Company and Merger Subsidiary will file articles of merger with the Secretary of State of the State of Indiana and make all other filings or recordings required by Indiana Law in connection with the Merger. The Merger shall become effective at such time (the "Effective Time") as the articles of merger are duly filed with the Secretary of State of the State of Indiana or at such later time as may be specified in the articles of merger.

     (c) From and after the Effective Time, the Surviving Corporation shall possess all the rights, powers, privileges and franchises and be subject to all of the obligations, liabilities, restrictions and disabilities of the Company and Merger Subsidiary, all as provided under Indiana Law.

     SECTION 3.02. Conversion of Company Stock. At the Effective Time:

     (a) except as otherwise provided in Section 3.02(b) or Section 3.04, (i) each share of Company Class A Stock outstanding immediately prior to the Effective Time shall be converted into the right to receive $64 in cash and
(ii) each share of Company Class B Stock outstanding immediately prior to the Effective Time shall be converted into the right to receive $6.40 in cash (in each case, the "Merger Consideration");

     (b) each share of Company Stock held by the Company as treasury stock or owned by Parent or any of its Subsidiaries immediately prior to the Effective Time shall be canceled, and no payment shall be made with respect thereto; and

     (c) each share of common stock of Merger Subsidiary outstanding immediately prior to the Effective Time shall be converted into and become one share of common stock of the Surviving Corporation with the same rights, powers and privileges as the shares so converted and shall constitute the only outstanding shares of capital stock of the Surviving Corporation.

     SECTION 3.03. Surrender and Payment. (a) Prior to the Effective Time, Parent shall appoint an agent (the "Exchange Agent") reasonably acceptable to the Company for the purpose of exchanging certificates representing shares of Company Stock (the "Certificates") for the Merger Consideration. At the Effective Time, Parent will deposit with the Exchange Agent the Merger Consideration to be paid in respect of the shares of Company Stock. Promptly after the Effective Time, Parent will send, or will cause the Exchange Agent to send, to each holder of shares of Company Stock at the Effective Time a letter of transmittal and instructions (which shall specify that the delivery shall be effected, and risk of loss and title shall pass, only upon proper delivery of the Certificates to the Exchange Agent) for use in such exchange.

     (b) Each holder of shares of Company Stock that have been converted into the right to receive the Merger Consideration will be entitled to receive, upon surrender to the Exchange Agent of a Certificate, together with a properly completed letter of transmittal, the Merger Consideration in respect of each share of Company Stock represented by such Certificate. Until so surrendered, each such Certificate shall represent after the Effective Time for all purposes only the right to receive such Merger Consideration.

     (c) If any portion of the Merger Consideration is to be paid to a Person other than the Person in whose name the surrendered Certificate is registered, it shall be a condition to such payment that the Certificate so surrendered shall be properly endorsed or otherwise be in proper form for transfer and that the Person requesting such payment shall pay to the Exchange Agent any transfer or other taxes required as a result of such payment to a Person other than the registered holder of such Certificate or establish to the satisfaction of the Exchange Agent that such tax has been paid or is not payable.

     (d) After the Effective Time, there shall be no further registration of transfers of shares of Company Stock. If, after the Effective Time, Certificates are presented to the Surviving Corporation, they shall be canceled and exchanged for the Merger Consideration provided for, and in accordance with the procedures set forth, in this Article 3.

     (e) Any portion of the Merger Consideration made available to the Exchange Agent pursuant to Section 3.03(a) (and any interest or other income earned thereon) that remains unclaimed by the holders of shares of Company Stock one year after the Effective Time shall be returned to Parent, upon demand, and any such holder who has not exchanged shares of Company Stock for the Merger Consideration in accordance with this Section 3.03 prior to that time shall thereafter look only to Parent for payment of the Merger Consideration in respect of such shares without any interest thereon. Notwithstanding the foregoing, Parent shall not be liable to any holder of shares of Company Stock for any amount paid to a public official pursuant to applicable abandoned property, escheat or similar laws. Any amounts remaining unclaimed by holders of shares of Company Stock three years after the Effective Time (or such earlier date immediately prior to such time when the amounts would otherwise escheat to or become property of any governmental authority) shall become, to the extent permitted by applicable law, the property of Parent free and clear of any claims or interest of any Person previously entitled thereto.

     SECTION 3.04. Dissenting Shares. Notwithstanding Section 3.02, shares of Company Stock outstanding immediately prior to the Effective Time and held by a holder who has not voted in favor of the Merger or consented thereto in writing and who has demanded appraisal for such shares in accordance with Indiana Law shall not be converted into a right to receive the Merger Consideration, unless such holder fails to perfect, withdraws or otherwise loses its right to appraisal. If, after the Effective Time, such holder fails to perfect, withdraws or loses its right to appraisal, such shares of Company Stock shall be treated as if they had been converted as of the Effective Time into a right to receive the Merger Consideration. The Company shall give Parent prompt notice of any demands received by the Company for appraisal of shares of Company Stock. Except as required by applicable law or with the prior written consent of Parent, the Company shall not make any payment with respect to, or settle or offer to settle, any such demands.

     SECTION 3.05. Stock Options. At or immediately prior to the Effective Time, each stock option to purchase shares of Company Class A Stock outstanding under any stock option or compensation plan or arrangement of the Company (a "Company Stock Option"), whether or not vested or exercisable, shall be canceled, and the Company shall pay each holder of any such option at or promptly after the Effective Time for each such option an amount in cash determined by multiplying (i) the excess, if any, of the Merger Consideration per share of Company Class A Stock over the applicable exercise price of such option by (ii) the number of shares of Company Class A Stock such holder could have purchased (assuming full vesting of all options) had such holder exercised such option in full immediately prior to the Effective Time.

     SECTION 3.06. Restricted Stock. Any shares of Company Stock that are outstanding immediately prior to the Effective Time and are unvested or subject to a repurchase option, risk of forfeiture or other condition shall become vested as of the Effective Time and will no longer be subject to such repurchase option, risk of forfeiture or other condition.

     SECTION 3.07. Adjustments. If, during the period between the date of this Agreement and the Effective Time, any change in the outstanding shares of capital stock of the Company shall occur, including by reason of any reclassification, recapitalization, stock split or combination, exchange or readjustment of shares, or stock dividend thereon with a record date during such period, the Merger Consideration and any other amounts payable pursuant to this Agreement shall be appropriately adjusted.

     SECTION 3.08. Withholding Rights. Each of the Surviving Corporation and Parent shall be entitled to deduct and withhold from the consideration otherwise payable to any Person pursuant to this Article 3 such amounts as it is required to deduct and withhold with respect to the making of such payment under any provision of federal, state, local or foreign tax law. If the Surviving Corporation or Parent, as the case may be, so withholds amounts, such amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the shares of Company Stock in respect of which the Surviving Corporation or Parent, as the case may be, made such deduction and withholding.

     SECTION 3.09. Lost Certificates. If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Certificate to be lost, stolen or destroyed and, if required by the Surviving Corporation, the posting by such Person of a bond, in such reasonable amount as the Surviving Corporation may direct, as indemnity against any claim that may be made against it with respect to such Certificate, the Exchange Agent will pay, in exchange for such lost, stolen or destroyed Certificate, the Merger Consideration to be paid in respect of the shares of Company Stock represented by such Certificate, as contemplated by this Article.

                                   ARTICLE 4
                           THE SURVIVING CORPORATION

     SECTION 4.01. Certificate of Incorporation. The certificate of incorporation of the Company in effect at the Effective Time shall be the certificate of incorporation of the Surviving Corporation until amended in accordance with applicable law.

     SECTION 4.02. Bylaws. The bylaws of the Company in effect at the Effective Time shall be the bylaws of the Surviving Corporation until amended in accordance with applicable law.

     SECTION 4.03. Directors and Officers. From and after the Effective Time, until successors are duly elected or appointed and qualified in accordance with applicable law, (i) the directors of Merger Subsidiary at the Effective Time shall be the directors of the Surviving Corporation and (ii) the officers of the Company at the Effective Time shall be the officers of the Surviving Corporation.

                                   ARTICLE 5
                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY

     Except as set forth in the corresponding sections or subsections of the disclosure Schedule delivered by the Company to Parent on or prior to the date hereof (the "Company Disclosure Schedule") or in the Company SEC Documents, the Company represents and warrants to Parent that:

     SECTION 5.01. Corporate Existence and Power. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Indiana and has all corporate powers and all governmental licenses, authorizations, permits, consents and approvals required to carry on its business as now conducted, except for those licenses, authorizations, permits, consents and approvals the absence of which would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company. The Company is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where such qualification is necessary, except for those jurisdictions where failure to be so qualified would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company. The Company has heretofore made available to Parent true and complete copies of the certificate of incorporation and bylaws of the Company as currently in effect. This Agreement constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles.

     SECTION 5.02. Corporate Authorization. (a) The execution, delivery and performance by the Company of this Agreement and the consummation by the Company of the transactions contemplated hereby are within the Company's corporate powers and, except for any required approval of the Company's stockholders, have been duly authorized by all necessary corporate action on the part of the Company. The affirmative vote of the holders of a majority of the voting power of the outstanding shares of Company Stock, voting together as a single class (the "Company Stockholder Approval"), is the only vote of the holders of any of the Company's capital stock which may be necessary in connection with the consummation of the Merger. This Agreement constitutes a valid and binding agreement of the Company. Except for Sections 23-1-42-5, 23-1-43-18 and 23-1-43-19 of the Indiana Law (the restrictions on voting rights and business combinations of which have been rendered inapplicable or otherwise satisfied) and 23-2-3.1-.5 of the Indiana Law, no state takeover statute is applicable to the Offer, the Merger or other transactions contemplated by this Agreement.

     (b) At a meeting duly called and held, the Company's Board of Directors has (i) determined that this Agreement and the transactions contemplated hereby are fair to and in the best interests of the Company's stockholders, (ii) approved and adopted this Agreement and the transactions contemplated hereby and (iii) resolved (subject to Section 7.04(c)) to recommend approval and adoption of this Agreement by its stockholders.

     SECTION 5.03. Governmental Authorization. The execution, delivery and performance by the Company of this Agreement and the consummation by the Company of the transactions contemplated hereby require no action by or in respect of, or filing with, any governmental body, agency, official or authority, domestic or foreign, other than (i) the filing of articles of merger with respect to the Merger with the Secretary of State of the State of Indiana and appropriate documents with the relevant authorities of other states in which the Company is qualified to do business, (ii) compliance with any applicable requirements of the HSR Act and of laws, rules and regulations in foreign jurisdictions governing antitrust or merger control matters, (iii) compliance with any applicable requirements of the 1933 Act, the 1934 Act and any other applicable securities or takeover laws, whether state or foreign, and
(iv) any actions or filings the absence of which would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company or materially to impair the ability of the Company to consummate the transactions contemplated by this Agreement.

     SECTION 5.04. Non-contravention. The execution, delivery and performance by the Company of this Agreement and the consummation of the transactions contemplated hereby do not and will not (i) contravene, conflict with, or result in any violation or breach of any provision of the articles of incorporation or bylaws of the Company, (ii) assuming compliance with the matters referred to in Section 5.03, contravene, conflict with, or result in a violation or breach of any provision of any applicable law, regulation, judgment, injunction, order or decree, (iii) require any consent or other action by any Person under, constitute a default under, or cause or permit the termination, cancellation, acceleration or other change of any right or obligation or the loss of any benefit to which the Company or any of its Subsidiaries is entitled under any provision of any agreement or other instrument binding upon the Company or any of its Subsidiaries or any license, franchise, permit, certificate, approval or other similar authorization affecting, or relating in any way to, the assets or business of the Company and its Subsidiaries or (iv) result in the creation or imposition of any Lien on any asset of the Company or any of its Subsidiaries, except, in the case of clauses (ii), (iii) and (iv), for such matters as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company.

     SECTION 5.05. Capitalization. (a) The authorized capital stock of the Company consists of 280,000,000 shares of common stock, no par value per share, of which 150,000,000 shares have been designated as Company Class A Stock and 130,000,000 shares have been designated as Company Class B Stock. As of June 23, 2000, there were outstanding: (1) 32,724,324 shares of Company Class A Stock (which amount includes 184,000 shares of restricted stock of the Company); (2) 55,356,010 shares of Company Class B Stock; and (3) employee and director stock options to purchase an aggregate of 3,132,832 shares of Company Class A Stock. All shares of capital stock of the Company outstanding as of the date hereof have been duly authorized and validly issued and are fully paid and nonassessable. All shares of Company Class A Stock issuable upon exercise of outstanding employee or director stock options have been duly authorized and, when issued in accordance with the terms thereof, will be validly issued and will be fully paid and nonassessable.

     (b) Except as set forth in this Section 5.05 and for changes since June 23, 2000 resulting from the exercise of employee or director stock options outstanding on such date, there are no outstanding (i) shares of capital stock or voting securities of the Company, (ii) securities of the Company convertible into or exchangeable for shares of capital stock or voting securities of the Company or (iii) options or other rights to acquire from the Company or other obligation of the Company to issue, any capital stock, voting securities or securities convertible into or exchangeable for capital stock or voting securities of the Company (the items in clauses (i), (ii) and (iii) being referred to collectively as the "Company Securities"). There are no outstanding obligations of the Company or any of its Subsidiaries to repurchase, redeem or otherwise acquire any of the Company Securities. Without limiting the generality of the foregoing, neither the Company nor any of its Subsidiaries has adopted a shareholder rights plan or similar plan or arrangement.

     SECTION 5.06. Subsidiaries. (a) Each Subsidiary of the Company is a corporation duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation, has all powers and all governmental licenses, authorizations, permits, consents and approvals required to carry on its business as now conducted, except for those licenses, authorizations, permits, consents and approvals the absence of which would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company. Each such Subsidiary is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where such qualification is necessary, except for those jurisdictions where failure to be so qualified would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company. All material Subsidiaries of the Company and their respective jurisdictions of incorporation are identified in the Company 10-K.

     (b) All of the outstanding capital stock of, or other voting securities or ownership interests in, each Subsidiary of the Company, is owned by the Company, directly or indirectly, free and clear of any Lien and free of any other limitation or restriction (including any restriction on the right to vote, sell or otherwise dispose of such capital stock or other voting securities or ownership interests). There are no outstanding (i) securities of the Company or any of its Subsidiaries convertible into or exchangeable for shares of capital stock or other voting securities or ownership interests in any Subsidiary of the Company or (ii) options or other rights to acquire from the Company or any of its Subsidiaries, or other obligation of the Company or any of its Subsidiaries to issue, any capital stock or other voting securities or ownership interests in, or any securities convertible into or exchangeable for any capital stock or other voting securities or ownership interests in, any Subsidiary of the Company (the items in clauses (i) and (ii) being referred to collectively as the "Company Subsidiary Securities"). There are no outstanding obligations of the Company or any of its Subsidiaries to repurchase, redeem or otherwise acquire any of the Company Subsidiary Securities.

     SECTION 5.07. SEC Filings. (a) The Company has made available to Parent
(i) the Company's annual report on Form 10-K for its fiscal year ended December 26, 1999, (ii) its quarterly report on Form 10-Q for its fiscal quarter ended March 26, 2000, (iii) its proxy statements relating to meetings of, or actions taken without a meeting by, the stockholders of the Company held since December 26, 1999, and (iv) all of its other reports, statements, schedules and registration statements filed with the SEC since December 26, 1999 (the documents referred to in this Section 5.07(a), collectively, the "Company SEC Documents".)

     (b) As of its filing date, each Company SEC Document complied as to form in all material respects with the applicable requirements of the 1933 Act and the 1934 Act, as the case may be. The Company has filed all material contracts, agreements and other documents or instruments required to be filed as exhibits to the Company SEC Documents.

     (c) As of its filing date (or, if amended or superceded by a filing prior to the date hereof, on the date of such filing), each Company SEC Document filed pursuant to the 1934 Act did not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading.

     SECTION 5.08. Financial Statements. The audited consolidated financial statements and unaudited consolidated interim financial statements of the Company included in the Company SEC Documents or delivered to Parent pursuant to this Agreement fairly present or will fairly present, in conformity with generally accepted accounting principles ("GAAP") applied on a consistent basis (except as may be indicated in the notes thereto), the consolidated financial position of the Company and its consolidated Subsidiaries as of the dates thereof and their consolidated results of operations and cash flows for the periods then ended (subject to normal year-end adjustments in the case of any unaudited interim financial statements).

     SECTION 5.09. Disclosure Documents. The proxy or information statement of the Company which may be filed with the SEC in connection with the Merger (the "Company Proxy Statement") and any amendments or supplements thereto will, when filed, comply as to form in all material respects with the applicable requirements of the 1934 Act. At the time the Company Proxy Statement or any amendment or supplement thereto is first mailed to stockholders of the Company, the Company Proxy Statement, as supplemented or amended, if applicable, will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. The representations and warranties contained in this Section 5.09 will not apply to statements or omissions included in the Company Proxy Statement based upon information furnished to the Company by Parent specifically for use therein.

     SECTION 5.10. Absence of Certain Changes. Since the Company Balance Sheet Date, the business of the Company and its Subsidiaries has been conducted in the ordinary course consistent with past practices and there has not been (a) any Material Adverse Effect on the Company or any event, change, effect or development that would, individually or in the aggregate, reasonably by expected to have a Material Adverse Effect on the Company or (b) any action taken by the Company or any of its Subsidiaries from the Company Balance Sheet Date through the date of this Agreement that, if taken during the period from the date of this Agreement through the Effective Time, would constitute a breach of Section 7.01.

     SECTION 5.11. No Undisclosed Material Liabilities. There are no liabilities or obligations of the Company or any of its Subsidiaries of any kind whatsoever, whether accrued, contingent, absolute, determined, determinable or otherwise, other than:

     (a) liabilities or obligations disclosed or provided for in the Company Balance Sheet or in the notes thereto or in the Company SEC Documents filed prior to the date hereof,

     (b) liabilities or obligations that would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company, and

     (c) liabilities or obligations under this Agreement or incurred in connection with the transactions contemplated hereby.

     SECTION 5.12. Compliance with Laws and Court Orders. Neither the Company nor any of its Subsidiaries is in violation of, or has since the Company Balance Sheet Date violated, any applicable law, statute, ordinance, rule, regulation, judgment, injunction, order or decree, except for violations that have not had and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company.

     SECTION 5.13. Litigation. There is no action, suit, investigation or proceeding pending, or, to the knowledge of the Company, threatened, against the Company or any of its Subsidiaries, or any of their respective properties before any court or arbitrator or before or by any governmental body, agency or official, domestic or foreign, that, if determined or resolved adversely in accordance with the plaintiff's demands, would reasonably be expected to have a Material Adverse Effect on the Company.

     SECTION 5.14. Finders' Fees. Except for DLJ, a copy of whose engagement agreement has been provided to Parent, and Goldman Sachs & Co., there is no investment banker, broker, finder or other intermediary that has been retained by or is authorized to act on behalf of the Company or any of its Subsidiaries who might be entitled to any fee or commission from the Company or any of its Affiliates in connection with the transactions contemplated by this

Agreement. The Company has provided to Parent a good faith estimate and description of the professional expenses of the Company and its Subsidiaries that the Company expects to incur or has incurred in connection with the Offer, the Merger and the other transactions contemplated by this Agreement, or are payable by the Company pursuant to Section 12.04(c).

     SECTION 5.15. Opinion of Financial Advisor. The Company has received an opinion of DLJ that, as of the date of such opinion, the consideration to be received by the holders of shares of Company Stock pursuant to the Offer and the Merger is fair to such holders from a financial point of view.

     SECTION 5.16. Taxes. (a) Company and each of its Subsidiaries has timely filed (or has had timely filed on its behalf) or will file or cause to be timely filed all material Tax Returns required by applicable law to be filed by it prior to or as of the Effective Time, and all such Tax Returns are, or will be at the time of filing, true and complete in all material respects.

     (b) The Company and each of its Subsidiaries has paid (or has had paid on its behalf), or, where payment is not yet due, has established (or has had established on its behalf and for its sole benefit and recourse) or will establish or cause to be established in accordance with GAAP on or before the Effective Time an adequate accrual for the payment of, all taxes due with respect to any period ending prior to or as of the Effective Time.

     (c) The federal income Tax Returns of Company and its Subsidiaries have been examined and settled with the Internal Revenue Service (the "IRS") (or the applicable statutes of limitation for the assessment of federal income Taxes for such periods have expired) for all years through 1997.

     (d) There are no material Liens or encumbrances for Taxes on any of the assets of Company or any of its Subsidiaries.

     (e) The Company and its Subsidiaries have complied in all material respects with all applicable laws, rules and regulations relating to the payment and withholding of Taxes.

     (f) No federal, state, local or foreign audits or administrative proceedings are pending with regard to any material Taxes or Tax Return of Company or its Subsidiaries and none of them has received a written notice of any proposed audit or proceeding regarding any pending audit or proceeding.

     (g) "Taxes" shall mean any and all taxes, charges, fees, levies or other assessments, including income, gross receipts, excise, real or personal property, sales, withholding, social security, retirement, unemployment, occupation, use, goods and services, service use, license, value added, capital, net worth, payroll, profits, withholding, franchise, transfer and recording taxes, fees and charges, and any other taxes, assessment or similar charges imposed by the IRS or any taxing authority (whether domestic or foreign including any state, county, local or foreign government or any subdivision or taxing agency thereof (including a United States possession)) (a "Taxing Authority"), whether computed on a separate, consolidated, unitary, combined or any other basis; and such term shall include any interest whether paid or received, fines, penalties or additional amounts attributable to, or imposed upon, or with respect to, any such taxes, charges, fees, levies or other assessments. "Tax Return" shall mean any report, return, document, declaration or other information or filing required to be supplied to any taxing authority or jurisdiction (foreign or domestic) with respect to Taxes, including information returns, any documents with respect to or accompanying payments of estimated Taxes, or with respect to or accompanying requests for the extension of time in which to file any such report, return, document, declaration or other information.

     SECTION 5.17. Employee Benefit Plans. (a) The Company has made available to Parent a list and copies of the material Employee Plans (and, if applicable, related trust agreements) and all material amendments thereto and material written interpretations thereof together with the most recent annual report (Form 5500 including, if applicable, Schedule B thereto).

     (b) No transaction prohibited by Section 406 of ERISA or Section 4975 of the Code has occurred with respect to any employee benefit plan or arrangement that is covered by Title I of ERISA, which transaction has or will cause the Company to incur any material liability under ERISA or the Code. No "accumulated funding deficiency," as defined in Section 412 of the Code, has been incurred with respect to any Employee Plan subject to such Section 412, whether or not waived. No "reportable event", within the meaning of Section 4043 of ERISA, other than a "reportable event" that would not be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect on the Company, and no event described in Section 4062 or 4063 of ERISA, has occurred in connection with any Employee Plan. The Company does not sponsor or contribute to any "multiple employer welfare arrangement" as defined in Section 3(40) of ERISA. Neither the Company nor any ERISA Affiliate has engaged in, or is a successor or parent corporation to an entity that has engaged in, a transaction described in Sections 4069 or 4212(c) of ERISA or incurred, or reasonably expects to incur prior to the Effective Time, any liability under Title IV of ERISA arising in connection with the termination of, or a complete or partial withdrawal from, any plan covered or previously covered by Title IV of ERISA or any liability under Section 4971 of the Code that in either case could become a liability of the Company, Parent or any ERISA Affiliate after the Effective Time. The Company does not contribute to any "multiemployer plan", as defined in Section 3(37) of ERISA. The assets of the Company are not now, nor will they after the passage of time be, subject to any lien imposed under Code
Section 412(n) by reason of a failure of the Company to make timely installments or other payments required under Code Section 412 prior to the Effective Time.

     (c) The Company has made available to Parent the most recent determination letter, if any, of the IRS relating to each Employee Plan intended to qualify under Section 401(a) of the Code. Each Employee Plan has been maintained in substantial compliance with its terms and with the requirements prescribed by any and all applicable statutes, orders, rules and regulations, including but not limited to ERISA and the Code. Without limiting the foregoing, with respect to each Employee Plan all required employer contributions have been made.

     (d) The Company has provided Parent with a list and copies or descriptions of each material Benefit Arrangement (and, if applicable, related trust agreements) and all material amendments thereto and material written interpretations thereof. Each Benefit Arrangement and any stock option or other stock related right or plan has been maintained in substantial compliance with its terms and with the requirements prescribed by any and all applicable statutes, orders, rules and regulations and has been maintained in good standing with applicable regulatory authorities.

     (e) There has been no failure of any Employee Plan which is a group health plan (as defined in Section 5000(b)(1) of the Code) to meet the requirements of Code Section 4980B(f) with respect to a qualified beneficiary (as defined in Section 4980B(g)), other than a failure that would not be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect on the Company.

     (f) No employee or former employee of the Company or any Subsidiary will become entitled to any bonus, retirement, severance, job security or similar benefit or enhanced such benefit (including acceleration of vesting or exercise of an incentive award) as a result of the transactions contemplated hereby. No independent contractors of the Company or any Subsidiary have asserted any claims for benefits under any Employee Plans.

     (g) There is no contract, plan or arrangement (written or otherwise) covering any employee or former employee of the Company or any Subsidiary that, individually or collectively, could give rise to the payment of any amount that would not be deductible by Parent, the Company or any Subsidiary by reason of Section 280G or 162(m) of the Code.

     SECTION 5.18. Environmental Matters. (a) Except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company:

          (i) no written notice, demand, request for information, citation, summons or order has been received, no penalty has been assessed, and no investigation, action, claim, suit or proceeding is pending or, to the knowledge of the Company, threatened by any governmental entity or other Person which alleges a violation by the Company or any Subsidiary of the Company of any Environmental Law;

          (ii) the Company and its Subsidiaries are in compliance with all Environmental Laws and all Environmental Permits;

          (iii) there are no liabilities of the Company or any of its Subsidiaries of any kind whatsoever, whether accrued, contingent, absolute, determined, determinable or otherwise arising under any Environmental Law; and

          (iv) in connection with the real property owned or leased by the Company, no release, emission, or discharge into the environment of hazardous substances, waste or air pollutants, as defined under any Environmental Laws, has occurred within the past twenty-four months, is presently occurring, or is anticipated to occur in excess of permitted levels or reportable quantities, under any Environmental Law. No hazardous waste or hazardous substance including Polychlorinated Biphenyls ("PCBs") has been disposed of by the Company, and to the Company's knowledge, no hazardous waste or hazardous substance including PCBs has been disposed of by any other Person, on the real property occupied by the Company. As used herein, the term "hazardous waste" shall have the same meaning as it has in the Resource Conservation and Recovery Act ("RCRA"), as amended, and in the equivalent state statutes, if any, of the states in which the Company operates any newspaper or conducts any commercial printing.

     (b) Except as set forth in this Section 5.18, or Sections 5.07 or 5.11, no representations or warranties are being made with respect to environmental matters.

     SECTION 5.19. Intellectual Property. No Company Intellectual Property Right is subject to any outstanding judgment, injunction, order, decree or agreement restricting the use thereof by the Company or any of its Subsidiaries or restricting the licensing thereof by the Company or any of its Subsidiaries to any Person, except for any judgment, injunction, order, decree or agreement which would not reasonably be expected to have a Material Adverse Effect on the Company. Since the Company Balance Sheet Date, neither the Company nor any of its Subsidiaries has been a defendant in any action, suit, investigation or proceeding relating to, or otherwise has been notified of, any alleged claim of infringement of any Intellectual Property Right. The Company and its Subsidiaries have no outstanding claim or suit for any continuing infringement by any other Person of any Company Intellectual Property Rights.

                                   ARTICLE 6
                    REPRESENTATIONS AND WARRANTIES OF PARENT

     Parent represents and warrants to the Company that:

     SECTION 6.01. Corporate Existence and Power. Each of Parent and Merger Subsidiary is a corporation duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation and has all corporate powers and all governmental licenses, authorizations, permits, consents and approvals required to carry on its business as now conducted, except for those licenses, authorizations, permits, consents and approvals the absence of which would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Parent. Since the date of its incorporation, Merger Subsidiary has not engaged in any activities other than in connection with or as contemplated by this Agreement or in connection with arranging any financing required to consummate the transactions contemplated hereby.

     SECTION 6.02. Corporate Authorization. The execution, delivery and performance by Parent and Merger Subsidiary of this Agreement and the consummation by Parent and Merger Subsidiary of the transactions contemplated hereby are within the corporate powers of Parent and Merger Subsidiary and have been duly authorized by all necessary corporate action. This Agreement constitutes a valid and binding agreement of each of Parent and Merger Subsidiary.

     SECTION 6.03. Governmental Authorization. The execution, delivery and performance by Parent and Merger Subsidiary of this Agreement and the consummation by Parent and Merger Subsidiary of the transactions contemplated hereby require no action by or in respect of, or filing with, any governmental body, agency, official or authority, domestic or foreign, other than (i) the filing of articles of merger with respect to the Merger with the Secretary of State of the State of Indiana and appropriate documents with the relevant authorities of other states in which Parent is qualified to do business, (ii) compliance with any applicable requirements of the HSR Act and of laws, rules and regulations in foreign jurisdictions governing antitrust or merger control matters, (iii) compliance with any applicable requirements of the 1933 Act, the 1934 Act and any other applicable securities or takeover laws, whether state or foreign, and (iv) any actions or filings the absence of which would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Parent or materially to impair the ability of Parent and Merger Subsidiary to consummate the transactions contemplated by this Agreement.

     SECTION 6.04. Non-contravention. The execution, delivery and performance by Parent and Merger Subsidiary of this Agreement and the consummation by Parent and Merger Subsidiary of the transactions contemplated hereby do not and will not (i) contravene, conflict with, or result in any violation or breach of any provision of the certificate of incorporation or bylaws of Parent or Merger Subsidiary, (ii) assuming compliance with the matters referred to in Section 6.03, contravene, conflict with, or result in any violation or breach of any provision of any law, regulation, judgment, injunction, order or decree or
(iii) require any consent or other action by any Person under, constitute a default under, or cause or permit the termination, cancellation, acceleration or other change of any right or obligation or the loss of any benefit to which Parent or Merger Subsidiary is entitled under any provision of any agreement or other instrument binding upon Parent or Merger Subsidiary, except, in the case of clauses (ii) and (iii), for such matters as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Parent.

     SECTION 6.05. Disclosure Documents. The information with respect to Parent and any of its Subsidiaries that Parent furnishes to the Company specifically for use in the Company Proxy Statement will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they are made, not misleading at the time such Company Proxy Statement or any amendment or supplement thereto is first mailed to stockholders of the Company.

     SECTION 6.06. Financing. Parent has, or will have prior to the expiration of the Offer, sufficient funds to consummate the transactions contemplated by this Agreement, including payment in full for all shares of Company Stock validly tendered in the Offer or outstanding at the Effective Time.

                                   ARTICLE 7
                            COVENANTS OF THE COMPANY

     The Company agrees that:

     SECTION 7.01. Conduct of the Company. From the date hereof until the Effective Time, the Company and its Subsidiaries shall conduct their business in the ordinary course consistent with past practice and shall use their reasonable best efforts to preserve intact their business organizations and relationships with third parties and to keep available the services of their present officers and employees. Notwithstanding the foregoing, except with the prior written consent of Parent or as contemplated by this Agreement or as set forth in the Company Disclosure Schedule, from the date hereof until the Effective Time the Company shall not, and shall not permit any of its Subsidiaries to:

     (a) declare, set aside or pay any dividend or other distribution with respect to any share of its capital stock, other than (w) customary quarterly cash dividends on the shares of Company Stock, (x) preferred quarterly dividends payable to preferred shareholders of Indiana Newspapers, Inc. and (y) dividends and other distributions paid by any Subsidiary of the Company to the Company or any wholly-owned Subsidiary of the Company;

     (b) repurchase, redeem or otherwise acquire any shares of capital stock or other securities of, or other ownership interests in, the Company or any of its Subsidiaries;

     (c) issue, deliver or sell any shares of Company Stock, or any securities convertible into shares of Company Stock, or any rights, warrants or options to acquire any shares of Company Stock, other than (i) issuances pursuant to stock- based awards or options that are outstanding on the date hereof or are granted in accordance with the following clause (ii), and (ii) additional options or stock- based awards to acquire shares of Company Stock granted under the terms of the Company's stock plans as in effect on the date hereof in the ordinary course consistent with past practice;

     (d) amend its articles of incorporation or by-laws or other comparable organizational documents or amend any material terms of the outstanding securities of the Company or its Subsidiaries;

     (e) merge or consolidate with any other Person or acquire a material amount of stock or assets of any other Person;

     (f) sell, lease, license or otherwise dispose of any material subsidiary or material amount of assets, securities or property or make any investments other than (i) pursuant to existing contracts or commitments or (ii) transactions that are in the ordinary course consistent with past practice and not material to the Company and its Subsidiaries taken as a whole, including without limitation, investments previously committed to (whether orally or in writing) by CNI Ventures, Inc.;

     (g) incur any indebtedness for borrowed money, guarantee any such indebtedness, issue or sell any debt securities or warrants or other rights to acquire any debt securities or guarantee any debt securities, other than any indebtedness, guarantee or issuance incurred in the ordinary course of business consistent with past practice or incurred between the Company and any of its wholly-owned Subsidiaries or between any of such wholly-owned Subsidiaries;

     (h) except as required under any existing collective bargaining agreement or under Section 3.05 or as may be mutually agreed upon between Parent and the Company, enter into or adopt any new, or amend or renew any existing, Employee Plan or Benefit Arrangement or any collective bargaining agreement, other than as required by law;

     (i) except (i) as permitted under Section 7.01(h) or (ii) to the extent required by any existing collective bargaining agreement or by written employment agreements existing on the date of this Agreement, increase the compensation payable or to become payable to its officers or employees, except for increases in the ordinary course of business consistent with past practice in salaries or wages of employees of the Company or any of its Subsidiaries;

     (j) adopt any change, other than in the ordinary course of business consistent with past practice or as required by the SEC, GAAP or by law, in its accounting policies, procedures or practices;

     (k) take any action that would, or that would reasonably be expected to, result in any of the representations and warranties of the Company set forth in this Agreement becoming untrue;

     (l) enter into any contract or agreement involving annual consideration in excess of $200,000 and/or renewing any such existing contracts or agreements except, in each case, in the ordinary course of business;

     (m) enter into any contracts of employment (other than contracts terminable by the Company without liability immediately following the Closing) or any severance, retention or similar agreement; or

     (n) agree or commit to do any of the foregoing.

     SECTION 7.02. Stockholder Meeting; Proxy Material; Merger Without Stockholder Meeting. (a) If required by applicable law to consummate the Merger, the Company shall cause a meeting of its stockholders (the "Company Stockholder Meeting"), to be duly called and held as soon as practicable following the date on which the Merger Subsidiary completes the purchase of shares of Company Stock pursuant to the Offer (the "Offer Completion Date"), or the Option, for the purpose of voting on the approval and adoption of this Agreement and the Merger. Subject to Section 7.04(c), the Board of Directors of the Company shall recommend approval and adoption of this Agreement and the Merger by the Company's stockholders. In connection with such meeting, the Company will (i) promptly prepare and file with the SEC, use its best efforts to have cleared by the SEC and thereafter mail to its stockholders as promptly as practicable the Company Proxy Statement and all other proxy materials for such meeting, (ii) use its best efforts to obtain the necessary approvals by its stockholders of this Agreement and the transactions contemplated hereby and
(iii) otherwise comply with all legal requirements applicable to such meetings.

     (b) If Merger Subsidiary shall acquire at least 90% of the outstanding shares of each class of Company Stock pursuant to the Offer or otherwise, the parties hereto agree, subject to satisfaction or (to the extent permitted hereunder) waiver of all conditions to the Merger, to take all necessary and appropriate action to cause the Merger to be effective as soon as practicable after the acceptance for payment and purchase of shares of Company Stock pursuant to the Offer without the Company Stockholder Meeting.

     SECTION 7.03. Access to Information. From the date hereof until the Effective Time and subject to applicable law and the Confidentiality Agreement dated as of May 26, 2000 between the Company and Parent (the "Confidentiality Agreement"), the Company shall (i) give Parent, its counsel, financial advisors, auditors and other authorized representatives reasonable access to the offices, properties, books and records of the Company and its Subsidiaries,
(ii) furnish to Parent, its counsel, financial advisors, auditors and other authorized representatives such financial and operating data and other information as such Persons may reasonably request and (iii) instruct the employees, counsel, financial advisors, auditors and other authorized representatives of the Company and its Subsidiaries to cooperate with Parent in its investigation of the Company and its Subsidiaries. Any investigation pursuant to this Section shall be conducted in such manner as not to interfere unreasonably with the conduct of the business of the Company and its Subsidiaries. No information or knowledge obtained by

Parent in any investigation pursuant to this Section shall affect or be deemed to modify any representation or warranty made by the Company hereunder.

     SECTION 7.04. No Solicitation; Other Offers. (a) From the date hereof until the earlier of the Effective Time and the termination of this Agreement in accordance with Article 11, neither the Company nor any of its Subsidiaries nor any of the officers, directors, employees, investment bankers, consultants or other agents of the Company and its Subsidiaries will, directly or indirectly, (i) solicit, initiate, encourage, induce or knowingly facilitate (including, without limitation by way of furnishing information) the submission of any Acquisition Proposal or any inquiries with respect thereto, (ii) engage in discussions or negotiations with any Person concerning an Acquisition Proposal or knowingly facilitate any effort or attempt to make an Acquisition Proposal or accept an Acquisition Proposal or (iii) disclose any nonpublic information relating to the Company or any of its Subsidiaries to any Person who, to the knowledge of the Company, is making or considering making, or who has made, an Acquisition Proposal. The Company will notify Parent as promptly as practicable (but in no event later than 24 hours) after receipt by the Company of any Acquisition Proposal or any request for nonpublic information relating to the Company or any of its Subsidiaries by any Person who, to the knowledge of the Company, is making or considering making or who has made, an Acquisition Proposal. The Company shall provide such notice orally and in writing and shall identify the Person making, and the terms and conditions of, any such Acquisition Proposal or request. The Company shall keep Parent informed of the status and details (including, without limitation, amendments or proposed amendments) of any such Acquisition Proposal or request. The Company shall, and shall cause its Subsidiaries and the directors, employees and other agents of the Company and its Subsidiaries to, cease immediately and cause to be terminated all activities, discussions and negotiations, if any, with any Persons conducted prior to the date hereof with respect to any Acquisition Proposal and, to the extent within its power, to recover or cause to be destroyed all information concerning the Company and its Subsidiaries in the possession of such Persons and their Affiliates, representatives and advisors. Nothing contained in this Agreement shall prevent the Board of Directors of the Company from complying with Rule 14d-9 or Rule 14e-2 under the 1934 Act with respect to any Acquisition Proposal.

     (b) Notwithstanding the first sentence of Section 7.04(a), the Company may, until the earliest to occur of the Offer Completion Date, a purchase of Company Stock pursuant to the Option, and the Company Stockholders Meeting (such earliest date the "Cutoff Date"), negotiate or otherwise engage in substantive discussions with, and furnish nonpublic information to, any Person in response to an unsolicited Acquisition Proposal by such Person if (i) the Company has complied with the terms of this Section 7.04, (ii) the Board of Directors of the

Company determines in good faith that such Acquisition Proposal could reasonably be expected to result in a Superior Proposal and, after consultation with and receipt of advice from outside legal counsel, that the failure to take such action could reasonably be deemed to constitute a breach of its fiduciary duties under applicable law, (iii) such Person executes a confidentiality agreement with terms no less favorable to the Company than those contained in the Confidentiality Agreement (including the standstill provisions unless the Company shall have amended the Confidentiality Agreement to modify the standstill provisions therein to be no more restrictive of Parent than such Person is restricted pursuant to such confidentiality agreement) and (iv) the Company shall have delivered to Parent prior written notice advising Parent that it intends to take such action. The Company shall provide Parent any information regarding the Company or its Subsidiaries provided to any Person making an Acquisition Proposal which was not previously provided to Parent.

     (c) Except as permitted in this Section 7.04(c), neither the Board of Directors of the Company nor any committee thereof shall (i) withdraw or modify, or publicly propose to withdraw or modify, in a manner adverse to Parent, or take any action not explicitly permitted by this Agreement that would be inconsistent with its approval of the Offer and the Merger or with the recommendation to stockholders referred to in Section 7.02 hereof, (ii) approve or recommend, or publicly propose to approve or recommend, any Acquisition Proposal or (iii) cause the Company to enter into any letter of intent, agreement in principle, acquisition agreement or similar agreement related to any Acquisition Proposal. Notwithstanding the foregoing, prior to the Cutoff Date, the Board of Directors of the Company shall be permitted not to recommend to its stockholders acceptance of the Offer and/or approval and adoption of this Agreement and the Merger, or to withdraw, or modify in a manner adverse to Parent, its recommendation to its stockholders referred to in Section 2.02 and/or Section 7.02 hereof, but only if (i) the Company has complied with the terms of this Section 7.04, (ii) the Company has received an unsolicited Acquisition Proposal which the Board of Directors determines in good faith constitutes a Superior Proposal, (iii) the Board of Directors of the Company determines in good faith, after consultation with and receipt of advice from outside legal counsel, that the failure to take such action could reasonably be deemed to be inconsistent with its fiduciary duties under applicable law and
(iv) the Company shall have delivered to Parent a prior written notice advising Parent that it intends to take such action.

     (d) For purposes of this Agreement:

     "Acquisition Proposal" means any offer or proposal for a merger, reorganization, consolidation, share exchange, business combination, or other similar transaction involving the Company or any of its Subsidiaries or any proposal or offer to acquire, directly or indirectly, securities representing more than 50% of the voting power of the Company, or a substantial portion of the assets of the Company and its Subsidiaries taken as a whole, other than the Offer and the Merger contemplated by this Agreement.

     "Superior Proposal" means any bona fide written Acquisition Proposal which
(i) the Board of Directors of the Company determines in good faith (after consultation with a financial advisor of nationally recognized reputation and taking into account all the terms and conditions of the Acquisition Proposal) is (a) more favorable to the Company and its stockholders (in their capacities as stockholders) from a financial point of view than the transaction contemplated hereunder, and (b) reasonably capable of being completed, including a conclusion that its financing, to the extent required, is then committed or is in the good faith judgment of the Board of Directors of the Company, reasonably capable of being financed by the Person making such Acquisition Proposal.

     (e) During the period from the date of this Agreement until the Effective Time or earlier termination of this Agreement, the Company shall not terminate, amend, modify or waive any provision of any confidentiality or standstill agreement to which it or any of its Subsidiaries is a party (other than any involving Parent or its Subsidiaries). During such period, the Company agrees to enforce, to the fullest extent permitted under applicable law, the provisions of any such agreement, including obtaining injunctions to prevent any breaches of such agreements and to enforce specifically the terms and provisions thereof in any court of the United States or any state thereof having jurisdiction.

                                   ARTICLE 8
                              COVENANTS OF PARENT

     Parent agrees that:

     SECTION 8.01. Confidentiality. Prior to the Effective Time and after any termination of this Agreement, Parent will hold, and will use its reasonable best efforts to cause its officers, directors, employees, accountants, counsel, consultants, advisors and agents to hold, in confidence all documents and information concerning the Company or any of its Subsidiaries furnished to Parent or its Affiliates in connection with the transactions contemplated by this Agreement in accordance with the terms of the Confidentiality Agreement.

     SECTION 8.02. Obligations of Merger Subsidiary. Parent will take all action necessary to cause Merger Subsidiary to perform its obligations under this

Agreement and the Offer and to consummate the Merger on the terms and conditions set forth in this Agreement.

     SECTION 8.03. Company Stockholder Meeting. At the Company Stockholder Meeting, if any, the Parent and Merger Subsidiary agree that each shall vote, or cause to be voted, in favor of the Merger all shares of Company Stock directly or indirectly beneficially owned by it or any Subsidiary.

     SECTION 8.04. Director and Officer Liability. Parent shall cause the Surviving Corporation, and the Surviving Corporation hereby agrees, to do the following:

     (a) For six years after the Effective Time, the Surviving Corporation shall indemnify and hold harmless each present and former officer and director of the Company (each an "Indemnified Person") in respect of acts or omissions in his or her capacity as an officer or director of the Company or one or more of its Subsidiaries occurring at or prior to the Effective Time to the fullest extent permitted by Indiana Law or any other applicable laws or provided under the Company's articles of incorporation and bylaws in effect on the date hereof, provided that such indemnification shall be subject to any limitation imposed from time to time under applicable law.

     (b) The Surviving Corporation shall pay all expenses, including reasonable fees and expenses of counsel, that an Indemnified Person may incur in enforcing the indemnity and other obligations provided for in this Section 8.04. The Indemnified Person shall be entitled to control the defense of any action, suit, investigation or proceeding with counsel of its own choosing reasonably acceptable to the Surviving Corporation and the Surviving Corporation shall cooperate in the defense thereof; provided that the Surviving Corporation shall not be liable for the fees of more than one counsel for all Indemnified Persons, other than local counsel, unless a conflict of interest shall be caused thereby, and provided further that the Surviving Corporation shall not be liable for any settlement effected without its written consent (which consent shall not be unreasonably withheld).

     (c) For six years after the Effective Time, the Surviving Corporation shall provide officers' and directors' liability insurance in respect of acts or omissions occurring prior to the Effective Time covering each such Indemnified Person currently covered by the Company's officers' and directors' liability insurance policy on terms with respect to coverage and amount no less favorable than those of such policy in effect on the date hereof (true and complete copies of which have been made available to Parent); provided if the aggregate annual premiums for such insurance at any time during such period shall exceed 200% of the per annum rate of premium paid by the Company and its Subsidiaries as of the date hereof for such insurance, then Parent shall, or shall cause its Subsidiaries to, provide only such coverage as shall then be available at an annual premium equal to 200% of such rate.

     (d) If Parent, the Surviving Corporation or any of its successors or assigns (i) consolidates with or merges into any other Person and shall not be the continuing or surviving corporation or entity of such consolidation or merger, or (ii) transfers or conveys all or substantially all of its properties and assets to any Person, then, and in each such case, to the extent necessary, proper provision shall be made so that the successors and assigns of Parent or the Surviving Corporation, as the case may be, shall assume the obligations set forth in this Section 8.04.

     (e) The rights of each Indemnified Person under this Section 8.04 shall be in addition to any rights such Person may have under the certificate of incorporation or bylaws of the Company or any of its Subsidiaries, under Indiana Law or any other applicable laws or under any agreement of any Indemnified Person with the Company or any of its Subsidiaries. These rights shall survive consummation of the Merger and are intended to benefit, and shall be enforceable by, each Indemnified Person.

     (f) The obligations of the Surviving Corporation under this Section 8.04 shall be joint and several obligations of Parent and the Surviving Corporation.

     SECTION 8.05. Employee Matters. (a) For a period of one year after the Effective Time, Parent shall or shall cause the Surviving Corporation to provide employee compensation (consisting of base pay, commission rates and bonuses) and benefits (consisting of benefits similar to those under the Employee Plans and Benefit Arrangements) to current and former employees of the Company and its Subsidiaries who are not included in any collective bargaining unit ("Non-Union Company Employees") that are in the aggregate not less favorable to such employees than such compensation provided to such employees as of the date hereof and the benefits provided to such employees under the Employee Plans and Benefit Arrangements as of the date hereof. The foregoing notwithstanding, in the event the employment of any Company Employee is terminated other than for cause during the one year period beginning at the Effective Time, such employee shall receive severance or separation benefits in an aggregate amount no more favorable than the severance or separation benefits such employee would have been entitled to receive under plans or arrangements provided by Parent or its Affiliates to similarly situated employees. With respect to employees of the Company and its Subsidiaries who are included in any collective bargaining unit ("Union Employees"), Parent shall provide or cause the Surviving Corporation to provide the Union Employees compensation and benefits required by their current collective bargaining agreement as the same may be in effect from time to time.

     (b) Service Credit. Each Company Employee shall be given full credit for all service with the Company and its Affiliates and their respective predecessors under any plans or arrangements providing vacation, severance, retirement, pension or retiree welfare benefits maintained by Parent or the Surviving Corporation or any of their respective Affiliates in which such Company Employees participate for all purposes that such service was recognized under any similar Employee Plan or Benefit Arrangement as in effect immediately prior to the Effective Time (including, without limitation, for purposes of eligibility, vesting, benefit accrual and forms of benefit); provided, however, that any benefit provided under such plans and arrangements maintained by Parent or the Surviving Corporation or any of their respective Affiliates in respect of any period of service prior to the Effective Time may be reduced in amount by the benefit accrued by such Company Employee under any similar Employee Plan or Benefit Arrangement in respect of the same period of service.

     (c) Pre-Existing Conditions and Credit for Deductibles. In the event of any change in the welfare benefits provided to Company Employees following the Effective Time, Parent shall or shall cause the Surviving Corporation to (i) waive all limitations as to preexisting conditions, exclusions and waiting periods with respect to participation and coverage requirements applicable to the Company Employees under any such welfare benefits to the extent that such conditions, exclusions or waiting periods would not apply in the absence of such change and (ii) credit each Company Employee with any co-payments and deductibles paid prior to any such change in satisfying any applicable deductible or out-of-pocket requirements after such change.

                                   ARTICLE 9
                      COVENANTS OF PARENT AND THE COMPANY

     The parties hereto agree that:

     SECTION 9.01. Best Efforts. Subject to the terms and conditions of this Agreement, the Company and Parent will use their best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate the transactions contemplated by this Agreement. In furtherance and not in limitation of the foregoing, each of Parent and Company agrees to make an appropriate filing of a Notification and Report Form pursuant to the HSR Act with respect to the transactions contemplated hereby as promptly as practicable and in any event within five Business Days of the date hereof and to supply as promptly as practicable any additional information and documentary material that may be requested pursuant to the HSR Act and to take all other actions necessary to cause the expiration or termination of the applicable waiting periods under the HSR Act. Notwithstanding the foregoing, Parent shall not be required to agree, and the Company shall not agree without Parent's consent, to waive any substantial rights or to accept any substantial limitation on its operations, in each case, in respect of any assets constituting a material portion of the assets of the Parent and its Subsidiaries, taken as a whole ("Material Assets") or to dispose of any Material Assets in connection with obtaining any such expiration or termination of the applicable waiting periods under the HSR Act.

     SECTION 9.02. Certain Filings. The Company and Parent shall cooperate with one another (i) in connection with the preparation of the Company Proxy Statement, (ii) in determining whether any action by or in respect of, or filing with, any governmental body, agency, official, or authority is required, or any actions, consents, approvals or waivers are required to be obtained from parties to any material contracts, in connection with the consummation of the transactions contemplated by this Agreement and (iii) in taking such actions or making any such filings, furnishing information required in connection therewith or with the Company Proxy Statement and seeking timely to obtain any such actions, consents, approvals or waivers.

     SECTION 9.03. Public Announcements. Parent and the Company will consult with each other before issuing any press release or making any public statement (including any broadly issued statement or announcement to employees) with respect to this Agreement or the transactions contemplated hereby and, except as may be required by applicable law or any listing agreement with any national securities exchange, will not issue any such press release or make any such public statement prior to such consultation.

     SECTION 9.04. Further Assurances. At and after the Effective Time, the officers and directors of the Surviving Corporation will be authorized to execute and deliver, in the name and on behalf of the Company or Merger Subsidiary, any deeds, bills of sale, assignments or assurances and to take and do, in the name and on behalf of the Company or Merger Subsidiary, any other actions and things to vest, perfect or confirm of record or otherwise in the Surviving Corporation any and all right, title and interest in, to and under any of the rights, properties or assets of the Company acquired or to be acquired by the Surviving Corporation as a result of, or in connection with, the Merger.

     SECTION 9.05. Notices of Certain Events. Each of the Company and Parent shall promptly notify the other of:

     (a) any notice or other communication from any Person alleging that the consent of such Person is or may be required in connection with the transactions contemplated by this Agreement;

     (b) any notice or other communication from any governmental or regulatory agency or authority in connection with the transactions contemplated by this Agreement;

     (c) any actions, suits, claims, investigations, orders, decrees, complaints or proceedings commenced or, to its knowledge, threatened against, relating to or involving or otherwise affecting the Company, Parent or any of their respective Subsidiaries that relate to the consummation of the transactions contemplated by this Agreement;

     (d) the occurrence of or becoming aware of the impending or threatened occurrence of any event which would cause a breach of any of such party's representations or warranties; and

     (e) any substantial damage to any material assets of the Company or any Subsidiary.

                                   ARTICLE 10
                            CONDITIONS TO THE MERGER

     SECTION 10.01. Conditions to Obligations of Each Party. The obligations of the Company, Parent and Merger Subsidiary to consummate the Merger are subject to the satisfaction of the following conditions:

     (a) Merger Subsidiary shall have purchased shares of Company Stock pursuant to the Offer or the Option; provided, that this condition shall be deemed to have been satisfied with respect to the obligation of Parent and Merger Subsidiary to effect the Merger if Merger Subsidiary fails to accept for payment or pay for shares of Company Stock pursuant to the Offer or the Option in violation of the terms of the Offer, the Voting Agreement or of this Agreement;

     (b) if required by applicable law, this Agreement shall have been approved and adopted by the stockholders of the Company in accordance with Indiana Law; and

     (c) no provision of any applicable law or regulation and no judgment, injunction, order or decree shall prevent or prohibit the consummation of the Merger.

                                   ARTICLE 11
                                  TERMINATION

     SECTION 11.01. Termination. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time:

     (a) by mutual written agreement of the Company and Parent;

     (b) by either the Company or Parent, if:

          (i) without material breach by the terminating party of its obligations under this Agreement or (in the case of termination by Parent) the Offer, the purchase of shares of Company Stock pursuant to the Offer or the Option shall not have occurred on or before November 30, 2000; provided that if the HSR Condition (as defined in Annex A) and/or the conditions in paragraphs (a) and (b) of Annex A shall not have been satisfied, such date shall be March 31, 2001;

          (ii) there shall be any law or regulation that makes consummation of the Merger illegal or otherwise prohibited or any judgment, injunction, order or decree of any court or governmental body having competent jurisdiction enjoining Company or Parent from consummating the Merger is entered and such judgment, injunction, judgment or order shall have become final and nonappealable; or

          (iii) upon final adjournment of the Company Stockholder Meeting, this Agreement shall not have been approved and adopted in accordance with Indiana Law by the Company's stockholders at the Company Stockholder Meeting (or any adjournment thereof), if required; or

     (c) by Parent, if the Board of Directors of the Company shall have failed to recommend or withdrawn, or modified in a manner adverse to Parent, its approval or recommendation of this Agreement, the Offer or the Merger or shall have approved or recommended a Superior Proposal.

The party desiring to terminate this Agreement pursuant to this Section 11.01 (other than pursuant to Section 11.01(a)) shall give notice of such termination to the other party.

     SECTION 11.02. Effect of Termination. If this Agreement is terminated pursuant to Section 11.01, this Agreement shall become void and of no effect with no liability on the part of any party (or any stockholder, director, officer, employee, agent, consultant or representative of such party) to the other party hereto, provided that, if such termination shall result from the willful (i) failure of either party to fulfill a condition to the performance of the obligations of the other party or (ii) failure of either party to perform a covenant hereof, such party shall be fully liable for any and all liabilities and damages incurred or suffered by the other party as a result of such failure. The provisions of Sections 8.01, 12.04, 12.06, 12.07 and 12.08 shall survive any termination hereof pursuant to Section 11.01.

                                   ARTICLE 12
                                 MISCELLANEOUS

     SECTION 12.01. Notices. All notices, requests and other communications to any party hereunder shall be in writing (including facsimile transmission) and shall be given,

     if to Parent or Merger Subsidiary, to:

          Gannett Co., Inc.
          1100 Wilson Boulevard
          Arlington, Virginia
          Attention: Larry F. Miller
          Fax: (703) 558-3827

          with a copy to:

          Gannett Co., Inc.
          1100 Wilson Boulevard
          Arlington, Virginia
          Attention: General Counsel
          Fax: (703) 558-3897

          and to:

          Nixon Peabody LLP
          401 Ninth Street, N.W.
          Washington, D.C.  20004-2128
          Attention: Richard F. Langan, Jr.
          Fax: (212) 940-9940

     if to the Company, to:

          Central Newspapers, Inc.
          200 E. Van Buren Street
          Phoenix, Arizona 85004
          Attention: Eric S. Tooker
          Fax: (602) 444-8340

          with copies to:

          Davis Polk & Wardwell
          450 Lexington Avenue
          New York, New York 10017
          Attention:  George R. Bason, Jr.
          Fax: (212) 450-4800

                   and

          Eugene C. Pulliam Trust
          c/o Frank Russell
          135 North Pennsylvania Street
          Suite 1200
          Indianapolis, IN 46204
          Fax: (317) 231-9208

                   and

          Munger, Tolles & Olson LLP
          355 South Grand Avenue
          Los Angeles, California 90071-1560
          Attention: Robert E. Denham
          Fax: (213) 687-3702

or such other address or facsimile number as such party may hereafter specify for the purpose by notice to the other parties hereto. All such notices, requests and other communications shall be deemed received on the date of receipt by the recipient thereof if received prior to 5 p.m. in the place of receipt and such day is a

Business Day in the place of receipt. Otherwise, any such notice, request or communication shall be deemed not to have been received until the next succeeding Business Day in the place of receipt.

     SECTION 12.02. Non-Survival of Representations and Warranties. The representations and warranties contained herein and in any certificate or other writing delivered pursuant hereto shall not survive the Effective Time or the termination of this Agreement.

     SECTION 12.03. Amendments; No Waivers. (a) Any provision of this Agreement may be amended or waived prior to the Effective Time if, but only if, such amendment or waiver is in writing and is signed, in the case of an amendment, by each party to this Agreement or, in the case of a waiver, by each party against whom the waiver is to be effective, provided that, after the adoption of this Agreement by the stockholders of the Company and without their further approval, no such amendment or waiver shall reduce the amount or change the kind of consideration to be received in exchange for the shares of Company Stock.

     (b) No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

     SECTION 12.04. Expenses. (a) Except as otherwise provided in this Section, all costs and expenses incurred in connection with this Agreement shall be paid by the party incurring such cost or expense.

     (b) If:

          (i) Parent shall terminate this Agreement pursuant to Section 11.01(c); or

          (ii) either the Company or Parent shall terminate this Agreement pursuant to Sections 11.01(b)(i) or (iii) and (x) prior to the termination or expiration of the Offer (in case of Section 11.01(b)(i)) and the final adjournment of the Company Stockholder Meeting (in case of Section 11.01(b)(iii)) an Acquisition Proposal is made by any Person and (y) the Company enters into a definitive agreement in connection with an Acquisition Proposal or an Acquisition Proposal is consummated, in either case, within twelve months after termination of this Agreement, then in any case as described in Section 12.04(b)(i), the Company shall pay to Parent (by wire transfer of immediately available funds not later than the date of termination of this Agreement or, in the case of Section 12.04(b)(ii), the earlier of the date of such definitive agreement and the date of consummation of such Acquisition Proposal) an amount equal to $97,000,000 (the "Termination Fee"); provided, however, that payment of the Termination Fee shall not prevent Parent or Merger Subsidiary from seeking specific performance against the Trust based on any breach of the Voting Agreement by the Trust.

     (c) The Company agrees to pay the reasonable investment banking and legal counsel fees incurred by the Trust in connection with the transactions contemplated hereby.

     SECTION 12.05. Successors and Assigns. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, provided that no party may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the consent of each other party hereto, except that Parent or Merger Subsidiary may transfer or assign, in whole or from time to time in part, to one or more of its Affiliates, the right to enter into the transactions contemplated by this Agreement, but no such transfer or assignment will relieve Parent or Merger Subsidiary of its obligations hereunder.

     SECTION 12.06. Governing Law. This Agreement shall be governed by and construed in accordance with the law of the State of Indiana, without regard to the conflicts of law rules of such state.

     SECTION 12.07. Jurisdiction. Any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby may be brought in any federal court located in the State of Indiana, and each of the parties hereby consents to the jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such suit, action or proceeding and irrevocably waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. Process in any such suit, action or proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court. Without limiting the foregoing, each party agrees that service of process on such party as provided in Section 12.01 shall be deemed effective service of process on such party.

     SECTION 12.08. WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

     SECTION 12.09. Counterparts; Effectiveness; Benefit. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become effective when each party hereto shall have received counterparts hereof signed by all of the other parties hereto. Except as provided in Section 8.04, no provision of this Agreement is intended to confer any rights, benefits, remedies, obligations, or liabilities hereunder upon any Person other than the parties hereto and their respective successors and assigns. Execution of this Agreement may be made by facsimile signature which, for all purposes, shall be deemed to be an original signature.

     SECTION 12.10. Entire Agreement. This Agreement and the Confidentiality Agreement constitute the entire agreement between the parties with respect to the subject matter of this Agreement and supersede all prior agreements and understandings, both oral and written, between the parties with respect to the subject matter of this Agreement.

     SECTION 12.11. Captions. The captions herein are included for convenience of reference only and shall be ignored in the construction or interpretation hereof.

     SECTION 12.12. Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such a determination, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.

     SECTION 12.13. Specific Performance. The parties hereto agree that irreparable damage would occur if any provision of this Agreement were not performed in accordance with the terms hereof and that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement or to enforce specifically the performance of the terms and provisions hereof in any federal court located in the State of Indiana, in addition to any other remedy to which they are entitled at law or in equity.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

                                            CENTRAL NEWSPAPERS, INC.


                                            By: /s/ LOUIS A. WEIL, III
                                               --------------------------------
                                               Name:  LOUIS A. WEIL, III
                                               Title: President & Chief
                                                       Executive Officer


                                            GANNETT CO., INC.


                                            By: /s/ LARRY F. MILLER
                                               --------------------------------
                                               Name:  LARRY F. MILLER
                                               Title: Executive Vice President


                                            PACIFIC AND SOUTHERN INDIANA
                                              CORP.


                                            By: /s/ LARRY F. MILLER
                                               --------------------------------
                                               Name:  LARRY F. MILLER
                                               Title: Vice President

ANNEX A

                            CONDITIONS TO THE OFFER

     Capitalized terms used but not defined herein shall have the meanings set forth in the Agreement and Plan of Merger (the "Agreement") of which this Annex A is a part. Notwithstanding any other provision of the Offer, Merger Subsidiary shall not be required to accept for payment or, subject to any applicable rules and regulations of the SEC, including Rule 14e-1(c) promulgated under the 1934 Act (relating to the obligation of Merger Subsidiary to pay for or return tendered shares of Company Stock promptly after termination or withdrawal of the Offer), pay for, any tendered shares of Company Stock and (subject to any such rules or regulations) may delay the acceptance for payment of or the payment for any tendered shares of Company Stock and (except as provided in the Agreement) amend or terminate the Offer as to any Company Stock not then paid for if (i) there are not validly tendered (and not withdrawn) prior to the expiration date for the Offer that number of shares of Company Class B Stock which, when added to any such shares owned by Parent or any of its Affiliates, will at least satisfy the Minimum Condition,
(ii) any applicable waiting period under the HSR Act shall not have expired or been terminated prior to expiration of the Offer (the "HSR Condition") or (iii) at any time on or after the date of the Agreement and before the expiration date of the Offer, any of the following events shall have occurred and be continuing:

     (a) there shall have been instituted or be pending any action, suit or proceeding by or on behalf of any governmental entity (i) challenging or seeking to make illegal, materially delay, or otherwise, directly or indirectly, restrain or prohibit the making of the Offer, the acceptance for payment of any Company Stock by Parent or Merger Subsidiary, or the consummation of the Merger, or seeking to obtain material damages in connection with the Offer or the Merger; (ii) subject to Section 9.01 of the Merger Agreement, seeking to prohibit or limit materially the ownership or operation by the Company, Parent or any of their Subsidiaries of all or any of the business or assets of the Company, Parent or any of their Subsidiaries that is material to either Parent and its Subsidiaries or the Company and its Subsidiaries, in either case, taken as a whole, or, to compel the Company, Parent or any of their Subsidiaries as a result of the Offer or the Merger, to dispose of or to hold separate all or any portion of the business or assets of the Company, Parent or any of their Subsidiaries that is material to either Parent and its Subsidiaries or the Company and its Subsidiaries, in each case, taken as a whole; (iii) subject to Section 9.01 of the Merger Agreement, seeking to impose or confirm any limitation on the ability of Parent or Merger Subsidiary to exercise effectively full rights of ownership of any Company Stock, including, without limitation, the right to vote any Company Stock acquired by Merger

Subsidiary pursuant to the Offer or otherwise on all matters properly presented to the Company's shareholders including, without limitation, the approval and adoption of this Agreement and the Merger; (iv) seeking to require divestiture by Parent or Merger Subsidiary of any Company Stock; or (v) which otherwise would have a Material Adverse Effect on the Company; or

     (b) there shall be in effect an injunction or other order, decree, judgment or ruling by a governmental entity of competent jurisdiction or a law, rule or regulation shall have been promulgated, or enacted by a governmental entity of competent jurisdiction which in any such case, subject to Section
9.01 of the Merger Agreement, (i) restrains, prevents or prohibits the making or consummation of the Offer or the consummation of the Merger or would make such consummation illegal, or (ii) prevents, prohibits or restricts the ownership by Parent (or any of its Affiliates or Subsidiaries) of any material portion of the Company's business or assets or which would substantially deprive Parent and/or its Affiliates or Subsidiaries of the benefit of ownership of the Company's business or assets, or (iii) imposes material limitations on the ability of Merger Subsidiary or Parent effectively to acquire the shares of Company Stock; or

     (c) the Agreement or the Voting Agreement shall have been terminated in accordance with its terms or any event shall have occurred which gives the Parent or Merger Subsidiary the right to terminate either the Agreement or the Voting Agreement or not consummate the Merger; or

     (d) any of the representations and warranties of the Company contained in the Agreement or any of the representations and warranties of the Trust in the Voting Agreement, in each case, disregarding all qualifications and exceptions contained therein relating to materiality or Material Adverse Effect or any similar standard or qualification, shall not be true and correct in all respects as of the date of determination, as if made at and as of such time, except (i) to the extent that any such representation or warranty, by its terms, is expressly limited to a specific date, in which case such representation or warranty shall not be true and correct as of such date, or
(ii) where the failure of such representations and warranties to be true and correct would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company; or

     (e) the Company shall have failed to perform in all material respects any of its agreements contained in the Agreement required to be performed at or prior to the date of determination; or

     (f) since the date of the Agreement there shall have occurred any event, change, effect or development that, individually or in the aggregate with any other event, change, effect or development, has had or would reasonably be expected to have a Material Adverse Effect on the Company; or

     (g) there shall have occurred (i) any general suspension of trading in, or limitation on prices for, securities on any national securities exchange or in the over-the-counter market in the United States (other than a shortening of trading hours or any coordinated trading halt triggered solely as a result of a specified increase or decrease in a market index), (ii) a declaration of a banking moratorium or any suspension of payments in respect of banks in the United States, (iii) any limitation (whether or not mandatory) by any governmental entity on, or other event that materially and adversely affects, the extension of credit by banks or other lending institutions, (iv) a commencement of a war or armed hostilities or other national or international calamity directly or indirectly involving the Untied States or (v) in the case of any of the foregoing existing at the time of the execution of the Agreement, a material acceleration or worsening thereof; or

     (h) the Board of Directors of the Company or any committee thereof, (i) shall have withdrawn or modified in a manner adverse to Merger Subsidiary (including by amendment of the Schedule 14D-9) its approval or recommendation of the Offer, the Merger or the Agreement or recommended or approved any Acquisition Proposal or (ii) shall have resolved to do any of the foregoing;

which in the good faith judgment of Merger Subsidiary, in any such case, and regardless of the circumstances giving rise to such condition makes it inadvisable to proceed with the Offer or the acceptance for payment of or payment for the Company Stock.

     The foregoing conditions are for the sole benefit of Parent and Merger Subsidiary and may be asserted by Parent and Merger Subsidiary, and, except for the Minimum Condition and otherwise subject to the terms of the Agreement, may be waived by Parent and Merger Subsidiary, in whole or in part, at any time and from time to time, in the sole discretion of Parent and Merger Subsidiary. The determination as to whether any condition has been satisfied shall be deemed a continuing right which may be asserted at any time and from time to time. Notwithstanding the fact that the Parent and Merger Subsidiary reserve the right to assert the failure of a condition following acceptance for payment but prior to payment in order to delay payment or cancel their obligation to pay for properly tendered shares of Company Stock, the Parent and Merger Subsidiary will either promptly pay for such Company Stock or promptly return such Company Stock. Should the Offer be terminated pursuant to the foregoing provisions, all tendered shares of Company Stock not theretofore accepted for payment pursuant thereto shall forthwith be returned to the tendering shareholders.